EXHIBIT 10.3

PERFORMANCE RESTRICTED STOCK UNIT AWARD NOTICE

Pursuant to the terms and conditions of the Haverty Furniture Companies, Inc. 2004 Long-Term Incentive Plan (the “Plan”), you have been granted Performance Restricted Stock Units (Performance RSUs).  The general terms of this grant of Performance RSUs are outlined below.

Grant Date:	January 17, 2014
Performance Period:	January 1, 2014 – December 31, 2017
Target Number of Performance RSUs:	XXXX
Performance Measure:	Net Sales
Vesting :	As Per Performance Schedule

The actual number of Performance RSUs that will vest is based on achieving the level of Net Sales during each of the four years in the Performance Period as follows:

Performance Period	Consolidated Net Sales	Vesting %	Vesting Date
2014	> $ XXXX	25%	May 8, 2015
2015	> $ XXXX	25%	May 8, 2016
2016	> $ XXXX	25%	May 8, 2017
2017	> $ XXXX	25%	May 8, 2018

Each Performance RSU is equivalent to one share of common stock upon vesting.

Until vested, the units represented by this award are not entitled to receive cash dividends and do not have the right to vote. This award will vest immediately upon a change in control, death or disability as defined in Section 2 of the Plan.  If you leave Havertys, other than in the case of death or disability, unvested awards are forfeited.  Please consult the 2004 Long-Term Incentive Plan Prospectus for a complete understanding of Havertys’ equity award program.

This is a summary of the award.  The grant agreement and Plan Prospectus are the authoritative source for all questions on awards made under the Plan.